Exhibit 99.1

For Immediate Release

Charles & Colvard Provides Second Quarter Sales Guidance

And Update On Expanded Distribution

MORRISVILLE, N.C., June 7, 2005 – Charles & Colvard, (NASDAQ: CTHR) the sole source of moissanite – a created jewel available for use in fine jewelry – today provided second quarter 2005 sales guidance and updated the status of expanded distribution.

Second Quarter 2005 Sales Guidance

According to Bob Thomas, President and Chief Executive Officer of Charles & Colvard, “The second quarter of the year is anticipated to show a significant improvement in sales over the same quarter in 2004. Based upon customer orders and indications, we expect second quarter 2005 sales to be between $7.7 million and $8.4 million, or between 75% to 91% ahead of last year’s second quarter sales of $4.4 million.”

Business Expansion Continuing

Mr. Thomas continued, “I am pleased to announce an expansion of our relationship with Finlay Enterprises. Through our manufacturing partner, K&G Creations, by early August 2005 moissanite jewelry will be available in the jewelry counters at approximately 220 department store doors whose jewelry departments are leased to Finlay Enterprises. This is an increase of 106 doors from our previously announced level of distribution at Finlay. Finlay operates leased department store jewelry locations in chains such as Robinsons-May, Lord & Taylor, Famous-Barr, Marshall Fields, Rich’s-Macy’s, Bon-Macy’s and Carson’s-Boston Stores.”

Mr. Thomas noted, “Additionally beginning in August 2005 we will be conducting test distribution at Von Maur locations in the Midwest. Von Maur is an upscale department store chain with 22 locations.”

Mr. Thomas concluded, “The previously announced delayed trunk show tests in a national 200-300 store fine jewelry chain have been rescheduled to begin in September and are expected to continue until mid-December. We have also secured fourth quarter 2005 trunk show tests in another national fine jewelry store chain. Lastly the test distribution at 6 Taiwan stores of the Carrefour retail chain that was announced in March have been canceled due to the local Carrefour merchants being overruled by their French parent company. “

CONFERENCE CALL

Management will host a conference call on Wednesday June 8, 2005 at 9:00 a.m. ET. At that time, Robert S. Thomas, President and Chief Executive Officer, and James R. Braun, Chief Financial Officer will provide a business overview and an update on corporate developments.

After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 888-243-6208 (973-409-9256 for international callers). Please call in 10 minutes before the conference is scheduled to begin and ask for the Charles & Colvard call. The conference call will also be broadcast live over the Internet.

To listen to the live call, please go to www.moissanite.com and click on the Investor Relations section where conference calls are posted. Please go to the website 15 minutes early to download and install any necessary audio software.

If you are unable to listen live, the conference call will be archived online and can be accessed for approximately 90 days. A recorded telephone replay of the call will also be available for approximately one week following the live call. Listeners may dial 877-519-4471 (973-341-3080 for international callers) and use the code #5919994 for the telephone replay.

Charles & Colvard, based in the Research Triangle Park area of North Carolina, is the sole source of moissanite, a created jewel used in fine jewelry. Moissanite is near colorless, with more fire, brilliance and luster than a fine diamond, but retails for only a fraction of the cost. For more information, please access www.moissanite.com.

This press release may contain forward-looking statements. Such forward-looking statements are subject to a number of material risks, uncertainties and contingencies that could cause actual results to differ materially from those set forth in the forward-looking statements. Those risks and uncertainties include but are not limited to the Company’s ability to manage growth effectively, dependence on Cree Inc. as the current supplier of the substantial majority of the raw material and risks inherent in developing a material second source of supply through Norstel AB; dependence on a limited number of distributors such as K&G Creations, Reeves Park and Stuller Settings, Inc., our early stage of development, dependence on continued growth and consumer acceptance of the Company’s products, and other risks and uncertainties set forth in the Company’s 10-K for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission.

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CONTACT:	-OR-	INVESTOR RELATIONS:
Jim Braun, CFO		Tony Schor
Charles & Colvard		Investor Awareness, Inc.
(919) 468-0399 Ext. 224		(847) 945-2222
jbraun@moissanite.com		tony@investorawareness.com